UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2026

Ventas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 North LaSalle Street, Suite 1600, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	VTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2026, Carey S. Roberts, Executive Vice President, General Counsel, Ethics & Compliance Officer and Corporate Secretary of Ventas, Inc. (“Ventas” or the “Company”) notified Ventas of her intention to resign from the Company effective June 26, 2026 (the “Effective Date”). Ms. Roberts intends to join Blackstone, Inc. as Senior Managing Director and General Counsel - Real Estate. She will remain in her role through the Effective Date. The Company and the Board of Directors of the Company thank Ms. Roberts for her outstanding contributions during her tenure at Ventas.

Item 8.01 Other Events

As of the Effective Date, Kevin M. Bohl will assume the responsibilities of General Counsel, Ethics & Compliance Officer and Corporate Secretary on an interim basis. Mr. Bohl currently serves as Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary for Ventas and has been with the Company since 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTAS, INC.

Date: June 15, 2026	By:	/s/ Robert F. Probst
Robert F. Probst
Executive Vice President and Chief Financial Officer